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                                                                    EXHIBIT 99.1

[VIASYSTEMS LOGO]


NEWS COPY                                                  INFORMATION CONTACT:
                                                           John S. Hastings
FOR IMMEDIATE RELEASE                                      (314) 719-1831

                            HICKS, MUSE, TATE & FURST
                    INCREASES INVESTMENT IN VIASYSTEMS GROUP

                     Owns 55% of Viasystems' Unsecured Debt

         Rothschild Inc. Hired to Advise on Recapitalization Strategies

ST. LOUIS, MARCH 28, 2002 - Viasystems Group, Inc. (NYSE: VG) today announced that Hicks, Muse, Tate & Furst Incorporated ("HMTF") has increased its total investment in Viasystems. The additional investment is in the form of HMTF's open-market purchases of $232 million of the Company's 9 3/4% Senior Subordinated Notes and $51 million of the company's bank debt. Prior to today's announcement, HMTF's investment in Viasystems had been disclosed as common equity and $100 million in 14% Senior Unsecured Notes. On a consolidated basis, HMTF now owns 52% of Viasystems' common equity and 55% of its unsecured debt.

Viasystems also announced today that it has retained Rothschild Inc. to assist the Company in evaluating several recapitalization alternatives in an effort to reduce debt and strengthen the Company's balance sheet.

"Hicks, Muse, Tate & Furst has always had a strong commitment to Viasystems," said Thomas O. Hicks, Chairman and CEO of HMTF and Chairman of Viasystems. "We are convinced that Viasystems has some of the most advanced product capabilities coupled with the lowest cost position in the electronics manufacturing services industry, which provide extraordinary value to its customers."

David M. Sindelar, Viasystems CEO, said, "Over the past 15 months the entire electronics industry has been faced with some of the most difficult conditions in its history. We at Viasystems believe we were the most proactive EMS company in our response to these conditions. As a result, we believe our actions have positioned us to provide significantly more value to our customers.

"We know from our customers that our global, vertically integrated model is their model of choice. We know that operationally we have made the right choices over the last 15 months as evidenced by our 79 new program wins in 2001. Our momentum is greater than ever and we are highly focused on operational excellence," Sindelar said.


                                     -more-
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VIASYSTEMS GROUP, INC.
MARCH 28, 2002
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He added, "We are now focusing the same attention to our capital structure. We, together with our financial advisers, are in the process of developing a comprehensive plan to recapitalize our balance sheet. In advance of our recapitalization activities, we have taken the necessary steps to ensure that our near-term liquidity remains solid. Our customers and vendors will not be negatively affected by the recapitalization and will directly benefit from the financial flexibility of the Company once the balance sheet recapitalization is completed. Our bank group is supportive of our plans and we have recently negotiated an amendment to our credit agreement which evidences such support."

Viasystems Group, Inc. is a leading global EMS provider with more than 18,000 employees in eight countries, supplying customers in the telecommunications, networking, automotive and consumer electronics industries. Viasystems is listed on the New York Stock Exchange, trading under the symbol "VG."

This press release contains forward-looking statements as defined by the federal securities laws, and these statements are based upon Viasystems' current expectations and assumptions, which are inherently subject to various risks and uncertainties that could cause actual results to differ from those anticipated, projected, or implied. Certain factors that could cause actual results to differ include fluctuations in operating results and customer orders, a competitive environment, reliance on large customers, risks associated with international operations, ability to protect patents and trade secrets, environmental laws and regulations, relationship with unionized employees, risks associated with acquisitions, substantial indebtedness, control by large stockholders and other factors described in Viasystems' filings with the Securities and Exchange Commission.



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